EXHIBIT 10.34

Certain portions of this Exhibit 10.34 have been omitted based upon a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

Socialist Republic of Vietnam Independent - Freedom - Happiness

No.: 9999/HDKT VNNIC 2009

CONTRACT FOR
REGISTRATION, RENEWAL, DEVELOPMENT AND PROMOTION
 ccTLD ‘.VN’ DOMAIN NAME

-	Pursuant to the Civil Code in the National Assembly adopted on 14/6/2005;

-	Pursuant to The Regulation on Management and Use of Internet Resource promulgated by The Ministry of Postal and Telematics,

-	Pursuant to the current Regulation on the level of fee charge on issuance and management of domain name, Internet address promulgated by The Ministry of Finance;

-	According to the demand of the Viet Nam Internet Network Information Centre and Hi-Tek Multimedia, Inc. (dba: Dot VN, Inc.)

The Registration, Renewal, Development and Promotion “.VN” Domain Name Contract (hereinafter referred to as the "Contract") was signed in Hanoi, Vietnam, effective on 02/01/ 2009 (effective date) between

PARTY A	:	VIET NAM INTERNET NETWORK INFORMATION CENTRE (VNNIC)

Address	:	64 Nguyen Du, Ha Noi

Tel.	:	04-5564944	Fax: 04-5564955

Account	:	551 2929 at Asia Commercial Bank - Hanoi branch

Tax code	:	0101053720-1

Representative	:	Mr. Le Nam Trung	Title: Vice Director

Based on the Authority Document No. 516/VNNIC dated on 28/12/2007

PARTY B	:	HI-TEK MULTIMEDIA, INC. (dba: Dot VN, Inc.)

Address	:	9449 Balboa Ave, Suite 114, San Diego, CA 92123, USA

Tel.	:	(858) 571-2007	Fax: (858) 571-8497

Account	:	8326151555 at Wells Fargo Bank, USA

Representative	:	Mr. Lee P. Johnson	Title: President

Party A and Party B are hereinafter called the individual and each is referred to as the two sides.

Two Parties agree to execute the contract of registration, renewal and marketing for ccTLD “.VN” according to the below decree:

Article 1: The content of the implementation

Party B provides the registration, renewal and promotion of domain name ".VN" (hereinafter referred to as "Domain") during the validity of the contract with party A following the principles and the terms of the obligations, rights and responsibilities of each party as specified in the contract

Article 2: Rights and responsibilities of Party A

1. Rights

1.1.	Manage, monitor the provision of registration, renewal services of the domain name by Party B’s in accordance with current regulation.

1.2.	Suspension of Party B’s account to access VNNIC or review, terminate the contract with B in the event that Party B does not conform to the terms of commitment, obligation in this agreement.

1.3.	Suspend, revoke the domain name which violate regulations or are banned Internet resources and/or contain banned electronic information on the Internet in Vietnam.

2. Responsibility

2.1.	Pay commission in accordance with the terms in Article 5 of this agreement.

2.2.
Provide Party B the basic knowledge of management policies to inform the owner can use the domain name; timely notification to Party B when the policy changes on the management of Internet resources in Vietnam, fees and charges.

2.3.	Issue instructions for Party B for implementation, in collaboration with Party A in the process of providing registration services and renewal of domain names.

2.4.	Provide and ensure the technical standards necessary for online domain registration, renewals and updating information of domain names to the national data base system ("DNS") managed by VNNIC.

Article 3: Rights and responsibilities of Party B

1. Rights

1.1.	The rights stipulated in points 4.3, paragraph 4, Section II - Circular No. 09/2008/TT-BTTTT dated 24/12/2008 of the Ministry of Information and Communication will be fully implemented.

1.2.	Receive commissions entitled for ".VN" registrations in accordance with the regulations

1.3.
Full implementation of the initiative for the development, domain name renewals including but not limited to the: new registration, suspension, revocation, change of information and Registrar and be responsible for business management of their domains.

2. Responsibility

2.1.
Compliance with the Regulations on the responsibilities of the registered domain name ".VN" are defined in points 4.2, paragraph 4, Section II - Circular No. 09/2008/TT-BTTTT dated 24/12/2008 of the Ministry of Information and Communication and regulations for guidance issued by VNNIC.

2.2.
Party B is to charge full fees for registration and renewals of domain names under the regulations of the Ministry of Finance and will submit the fees and charges to VNNIC’s account on time stipulated by VNNIC.

2.3.
Manage information about ".VN" domain name, entities registered to use the domain name ".VN", operational within their charge; ensuring of information between the data management of the Registrar and data management by VNNIC; responsible for issues arising from the Registrar is not updated to take synchronization between data management of VNNIC and Registrar.

2.4.	Synchronize data (zone transfer) of all the ".VN" domain names managed by Party B to DNS of VNNIC. Use ".VN" domain name on their website for ".VN" domain name services.

2.5.
Creating operational programs which implement ".VN" domain names and connect to the VNNIC’s system in accordance with VNNIC’s standards; ensuring receipt of information sent from VNNIC which affecting ".VN" domain names under management.

2.6.	Manage account access connection, verify the SSL certificate supplied by VNNIC, ensure proper use, do not perform activities affecting safety, security of VNNIC’s system.

2.7.	In the case of termination of the contract under Section 3.2 of Article 6 of this Agreement, Party B to fulfill the obligations following:

a.
Before the end of 45 days, Party B is responsible to inform all registrants controlled by Party B about the termination of the registrar contract with VNNIC and make suggestions to the registrants of choosing a new Registrar to renew domain name(s) or the domain name will automatically be terminated when it expires.

-	If the registrant wants to move to a new Registrar, Party B is responsible for supporting and guiding subjects using procedures implemented to transfer domain name to the new Registrar.

-
If the registrant does not transfer to a new Registrar, Party B must notify the registrant that the domain name will be automatically transferred to the other registrar or the domain name will automatically terminate when expires.

b.
Party B is responsible for following the transfer Registrar process of all ".VN" domain names managed by themselves and resolve any problem arising when the domain was transferred to a new Registrar or expires.

c.
If the obligations of the contract are not met before the termination of the contract, VNNIC has the right to use the entire amount of the deposit and payable commission to party B to resolve the issues arising.

Article 4: Deposit

1.	Party B is obliged to submit a deposit to Party A’s account of the minimum amount of [CONFIDENTIAL TREATMENT REQUESTED] for deduction of fees incurred related to the domain name transaction.

2.	Deposit is to be foreign currency and is exchanged to Vietnamese currency according to transfer rate of Bank for Foreign Trade of Vietnam announced at the time the amount in the account of party A.

3.	When balance deposit is insufficient to pay registration fees, Party B’s account will automatically be locked.

Article 5: Commission and payment

1.	Commission

Party B is paid at 2 quarters (6 months)/time, on the basis of fees, license fees and management domain, and in the formula:

M = (k1 * M1) + (k2 * M2) + (k3*M3)

In which:

•	M:	Commission of Party B

•	M1:	Total fee of new registration and the first year renewal in 2 quarters

•	M2:	Total fee of renewal from the second year in 2 quarters

•	M3:	Total fee of changing DNS in 2 quarters

•	k1, k2, k3: Commission rate followed M1, M2, M3

TT No.	No. of new registration in 2 quarters (N)	Commission rate for new registration and renewal in 2 quarters (k1)	Commission rate for renewal from the second year in 2 quarters (k2)	Commission rate for changing DNS in 2 quarters (k3)
1	N<900	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]
2	900<=N<2400	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]
3	2400<=N<4000	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]
4	N>=4000	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]	[CONFIDENTIAL TREATMENT REQUESTED]

Note: k1, k2 are applied for all new registration or renewal domain name in correlative with N in 2 quarters.

2.	Payment

-	Form of payment: Bank transfer

-	Payment documents: Commission table is confirmed by the two sides and valid bills of Party B.

-
The process of payment: Within first 10 working days of the next quarter, the two sides settle accounts and certify commissions to be paid.  Within next 10 working days, both sides shall effect the final amount of commission.

Article 6: General article:

1.
Actual Authority: Each side commits and ensures that you have the authority to implement this agreement as well as commitments under the Contract, and implementation of responsibilities stipulated in the Contract; not undertake any action that affect the prestige of the other party

2.
Amendments: the Contract may be amended and supplemented by changes in policy management.  Any changes or additions to the Contract will take effect only when there is written and signed confirmation by both sides.  The modification is that each side must notify the other party in writing before 10 working days.

3.	Validity of the Contract: The effective date of the Contract shall start from the signed day and only be terminated in the following cases:

3.1	Termination by breach: One of the 2 parties violate agreements in the Contract and does not stop within 15 days or repeat it since the day of receipt of notice to correct from the other side.

3.2	Bankruptcy: One of the 2 sides files bankruptcy and is forced to stop operations by the relevant authority overseeing the organization.

3.3	Agreement: Both sides agree to end the Contract

3.4	When a change of policy management and use of the Internet, the process for the two sides will unify a new contract replacing the old contract. This will in effect terminate this agreement.

If the contract is terminated, each side must inform the other side by document within 45 days.  Upon receipt of the document, both sides agree to liquidate the contract and pay money owed.

4.
When Party B does not develop new registration of ".VN" domain name but continues on behalf of domain name owners to renew, extend the use of domain names have developed, the two sides will liquidate this agreement and negotiate a new contract to maintain these domain names.

5.
Dispute resolution, Law, Court: the Contract will be adjusted and subject to the law of Vietnam, regardless of conflict with any other law. Both sides agree that all disputes, complaints related to the implementation of which cannot be resolved with mediation will be resolved in compliance with the decisions of the courts Vietnam authority and force the parties to follow.

6.
Construction contract: Any and all appendix attached under contract will be considered a department cannot be separated.  The uniformity of the Contract and provisions of which will be implemented together with the regulations in the contract.

7.	Implementation: This contract, signed on 25 May 2009, consists of 06 pages, made into 04 copies with the same value. Each side keeps 02 copies.

Both side agree to develop and implement this contract since the effective date./.

PARTY A'S REPRENTATIVE /s/ Le Nam Trung	PARTY B'S REPRENTATIVE /s/ Lee Johnson